Exhibit 99.2

DALRADA FINANCIAL CORPORATION
PRESS RELEASE

FOR RELEASE:     Market Open, September 18, 2006

CONTACT:    Eric Gaer, VP Marketing and Investor Relations
                                          858-277-5300
                                          egaer@dalrada.com

_______________________________________________________________________________________________________________________

DALRADA FINANCIAL ACQUIRES PENNSYLVANIA-BASED STAFFING COMPANY
Consolidated annual revenues expected to exceed $200 million

SAN DIEGO, CA, September 18, 2006 - Dalrada Financial Corporation (OTCBB: DFCO) today announced that it has acquired All Staffing, Inc., a Lansford, Pennsylvania-based company that provides staffing, staffing leasing, and professional employer organization (“PEO”) services to clients in the northeast U.S.

The acquisition, which closed on September 13, 2006, will add in excess of $100 million in payroll, workers’ compensation insurance, employee benefits revenues to Dalrada. On a consolidated basis, Dalrada anticipates annual revenues to exceed $200 million.

All Staffing establishes an east coast presence for Dalrada, and expands the Company’s organization to include expanded operations to pursue a nationwide footprint. Dalrada has offices and subsidiaries in Texas, Michigan, California, and Colorado.

The terms of the acquisition include payment of $3.5 million in cash and common stock.

The acquisition is another step in Dalrada’s business plan to provide its services to a growing client base throughout the U.S. Dalrada is expanding its services to include a variety of products and services for businesses, including insurance products and financial services in addition to its core human resource support services.

“The addition of All Staffing to the Dalrada family of businesses adds significant value to our current level of service and support to clients in all the regions we serve throughout the U.S.,” said Brian Bonar, CEO. “While we are certainly excited to be adding such a large block of new business, we are even more pleased to be the recipient of a highly experienced and successful group of managers and employees that will be able to provide an even higher level of service to our clients moving forward,” he added.

“We are excited to be joining the Dalrada family,” said Stan Costello, CEO of All Staffing. “Dalrada’s value-added approach to our business presents a remarkable opportunity to differentiate and expand our business by providing a growing menu of products and services to the business community,” he added.

Dalrada provides employer business solutions to small and medium-size businesses. Its customers outsource many administrative tasks associated with human resources management to Dalrada. Services include payroll processing, workers’ compensation insurance, employee benefits (including 401k and health insurance plans), and business risk management (including general and professional liability insurance), and staffing services.

Dalrada provides these services through its subsidiary companies and operating groups, which include: The Solvis Group, Solvis Medical Staffing, Solvis Home Health Care, Heritage Staffing, MedicalHR™, and CallCenterHR™,

About Dalrada Financial Corporation:

Dalrada Financial Corporation provides employer business solutions to small to medium-size businesses. The Company assists clients in providing a wide variety of management and employee programs that increase business efficiency. These include: payroll and human resources support, staffing, employee benefits, risk management insurance (including workers’ compensation and business liability), financial management, and other business management products and services. Information on the Dalrada family of companies is available at: www.dalrada.com, www.thesolvisgroup.com, www.allstaffing.com, and www.medicalhr.com.

Safe Harbor:

Statements in this press release may constitute forward-looking statements and are subject to numerous risks and uncertainties, including the failure to complete successfully the development of new or enhanced products, the Company's future capital needs, the lack of market demand for any new or enhanced products the Company may develop, any actions by the Company's partners that may be adverse to the Company, the success of competitive products, other economic factors affecting the Company and its markets, seasonal changes, and other risks detailed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The actual results may differ materially from those contained in this press release. The Company disclaims any obligation to update any statements in this press release.